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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 16, 2004

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  0-22055                      11-3223672
(State or other Jurisdiction of    (Commission                (IRS Employer No.)
Identification Incorporation)      File Number)


                                4424 16th Avenue
                            Brooklyn, New York 11204
                    (Address of Principal Executive Offices)


                                  718-851-2881
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     TTR Technologies, Inc. (hereinafter, "TTR" or the "Company") and Mr. Sam Brill, Chief Operating Officer and a director ("Brill"), have entered into an agreement amending and restating his employment agreement (the "Agreement") pursuant to which Brill has resigned as the Company's Chief Operating Officer and assumed the position of Vice-President, Internal Operations. Mr. Brill continues to be a director of the Company.

     Under the terms of the Agreement, Brill was paid a one-time payment of $75,000, less payroll deductions, in consideration of the waiver of certain of his rights under the previous employment agreement. The Agreement is in effect through October 5, 2004 and, unless either party notifies the other of its election to not renew prior to the scheduled expiration, is renewable for successive one-month periods. Under the Agreement, Mr. Brill is to be paid a monthly amount of $7,500 and may pursue other part-time employment.

     Attached to this Current Report on Form 8-K is a press release issued by the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.1 Press Release issued on April 14, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 16, 2003                          TTR TECHNOLOGIES, INC.

                                              By: /s/ Frank Galuppo
                                                  ---------------------------
                                                  Frank Galuppo
                                                  Chief Executive Officer